UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 2, 2006

THE SAVANNAH BANCORP, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-18560	58-1861820
State of Incorporation	SEC File No.	Tax I.D. No.

25 Bull Street, Savannah, GA 31401
(Address of principal executive offices) (Zip Code)

912-629-6486
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01 - Other Events

The Savannah Bancorp, Inc. (NASDAQ: SAVB) reports that Edward J. Brown, Jr., President and Chief Executive Officer of Harbourside Community Bank ("Harbourside"), the Company’s subsidiary bank headquartered at Hilton Head Island, SC, is resigning from Harbourside.  The Harbourside Board of Directors has elected the CEO of The Savannah Bancorp, Inc., G. Mike Odom, Jr., as the interim Chief Executive Officer of Harbourside until a permanent replacement is named.

This Current Report on Form 8-K incorporates by reference the "Risk Factors" and "Forward Looking Statements" from the Company's Annual Report on Form 10-K for the year ended December  31, 2005,  a copy of which may be obtained from the Company upon request or from the SEC.  The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website on the Internet that contains these documents and other information about The Savannah Bancorp, Inc. The address of that Internet site is http://www.sec.gov. You may also read and copy any materials filed by the Company with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Company's common stock is listed on The Nasdaq National Market under the symbol “SAVB.” You may also inspect reports and other information that we file with the SEC at The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Savannah Bancorp, Inc. (Registrant)

By: /s/ Robert B. Briscoe           Date: May 4, 2006
Robert B. Briscoe
Chief Financial Officer